SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

March 4, 2008 (February 27, 2008)

AVON PRODUCTS, INC.

(Exact Name of Registrant as Specified in Charter)

NEW YORK	1-4881	13-0544597
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas, New York, N.Y. 10105-0196

(Address of Principal Executive Offices, including Zip Code)

(212) 282-5000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 3, 2008, Avon Products, Inc. (the “Company”) completed a public offering of $250 million in aggregate principal amount of its 4.800% Notes due 2013 (the “2013 Notes”) and $250 million in aggregate principal amount of its 5.750% Notes due 2018 (the “2018 Notes” and, together with the 2013 Notes, the “Notes”). The Notes were offered by the Company pursuant to its Registration Statement on Form S-3 (File No. 333-149402), filed with the Securities and Exchange Commission on February 27, 2008 and supplemented by the Prospectus Supplement dated February 27, 2008. The net proceeds from the sale, which are expected to be $495,430,000, will be used to repay outstanding indebtedness under the Company’s commercial paper program and for general corporate purposes.

The Company entered into an Underwriting Agreement, dated February 27, 2008, among the Company and Citigroup Global Markets Inc. and Goldman, Sachs & Co., as representatives of the underwriters named therein (the “Underwriters”), in connection with the issuance and sale by the Company of the Notes. Pursuant to the Underwriting Agreement and subject to the terms and conditions expressed therein, the Company agreed to sell the Notes to the Underwriters, and the Underwriters agreed to purchase the Notes for resale to the public. The Company sold the 2013 Notes to the Underwriters at an issue price of 99.505% of the principal amount thereof, and the Underwriters offered the 2013 Notes to the public at a price of 99.855% of the principal amount thereof. The Company sold the 2018 Notes to the Underwriters at an issue price of 99.017% of the principal amount thereof, and the Underwriters offered the 2018 Notes to the public at a price of 99.655% of the principal amount thereof. Interest is payable on the Notes on each March 1 and September 1, commencing on September 1, 2008. Pursuant to the Underwriting Agreement, the Company has also agreed to indemnify the Underwriters and certain controlling persons against certain liabilities, including certain liabilities under the Securities Act of 1933, as amended, and to contribute to payments if the Underwriters are required to make any payments in respect of any of these liabilities.

The Notes were issued pursuant to an Indenture, dated as of February 27, 2008 (the “Indenture”), between the Company and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), as supplemented by a First Supplemental Indenture as to the 2013 Notes, dated as of March 3, 2008, between the Company and the Trustee (the “First Supplemental Indenture”), and a Second Supplemental Indenture as to the 2018 Notes, dated as of March 3, 2008, between the Company and the Trustee (the “Second Supplemental Indenture” and, together with the First Supplemental Indenture, the “Supplemental Indentures”). The Company may issue additional debt from time to time pursuant to the Indenture. The Indenture governing the Notes contains covenants that limit the Company’s ability to, among other things, incur certain liens securing indebtedness, engage in certain sale-leaseback transactions, and enter into certain consolidations, mergers, conveyances, transfers or leases of all or substantially all the Company’s assets. The terms of the Notes also require the Company to make an offer to repurchase Notes upon a Change of Control Repurchase Event (as defined in the Supplemental Indentures) at a price equal to 101% of their principal amount plus accrued and unpaid interest.

The foregoing description of the Underwriting Agreement, the Indenture, the Supplemental Indentures and the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of such documents, which are filed as exhibits hereto and incorporated by reference into this Item 1.01.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The Company hereby files the following exhibits to, and incorporates such exhibits by reference in, the Registration Statement filed on February 27, 2008 and supplemented by the Prospectus Supplement dated February 27, 2008, filed on February 28, 2008:

1.1	Underwriting Agreement, dated February 27, 2008, among Avon Products, Inc. and Citigroup Global Markets Inc. and Goldman, Sachs & Co., as representatives of the several underwriters named therein.

4.1	First Supplemental Indenture, dated as of March 3, 2008, between Avon Products, Inc. and Deutsche Bank Trust Company Americas, as Trustee, pursuant to which the 4.800% Notes due 2013 are issued.

4.2	Second Supplemental Indenture, dated as of March 3, 2008, between Avon Products, Inc. and Deutsche Bank Trust Company Americas, as Trustee, pursuant to which the 5.750% Notes due 2018 are issued.

4.3	Form of 4.800% Notes due 2013 (included in Exhibit 4.1 hereto).

4.4	Form of 5.750% Notes due 2018 (included in Exhibit 4.2 hereto).

4.5	Indenture, dated as of February 27, 2008, between Avon Products, Inc. and Deutsche Bank Trust Company Americas, as Trustee.

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1 hereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2008

AVON PRODUCTS, INC.

By:	/s/ Richard J. Valone

Name:	Richard J. Valone
Title:	Vice President and Treasurer